Exhibit 99.1
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                                                       Sangamo BioSciences, Inc.
                                                      Point Richmond Tech Center
[SANGAMO LOGO]                                               501 Canal Boulevard
                                                              Richmond, CA 94804
                                                510-970-6000 - 510-236-8951(Fax)
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             SANGAMO BIOSCIENCES AND SIGMA-ALDRICH ANNOUNCE RESEARCH
              AND LICENSE AGREEMENT WITH ROCHE FOR THE USE OF ZFN
                 TECHNOLOGY FOR GENERATION OF TRANSGENIC ANIMALS
 Transgenic Animals to be Developed for Therapeutic and Diagnostic Applications

St. Louis, Mo. and Richmond, Calif., July 9, 2008 - Sigma-Aldrich Corporation (NASDAQ: SIAL) and Sangamo BioSciences, Inc. (NASDAQ: SGMO) today announced a research and license agreement to provide Roche (SWX: ROG) with non-exclusive, worldwide rights for the use of its proprietary zinc finger nuclease (ZFN) technology to develop cell-lines and transgenic animals that have targeted modifications in a specified gene in a specified species. Roche also has an option to obtain an exclusive, worldwide license for the commercial use of such ZFN-generated transgenic animals in the production of therapeutic and diagnostic products.

The research phase of the agreement will be conducted in collaboration with both Sangamo and Sigma-Aldrich, Sangamo's exclusive licensee of ZFN technology for high-value research reagents.

"There is growing appreciation of the value of ZFN technology as a rapid, reliable and highly specific tool for modifying genes in eukaryotic cells and whole organisms," said David Smoller, Ph.D., President of Sigma-Aldrich's Research Biotech Business Unit. "We are excited to be working with Sangamo to provide Roche with high-value ZFN reagents for the generation of transgenic animals. ZFN technology promises to enable the generation of a variety of transgenic models of human disease, expediting drug development and production."

"Roche is a leading global healthcare company with an established reputation of innovation. We are pleased to provide them with our ZFN technology which provides a cutting-edge approach for disease research," said Edward Lanphier, Sangamo's President and Chief Executive Officer. "The frequency and precision of ZFN-mediated genome editing, in combination with the ability to design ZFNs against potentially any gene, opens up the possibility of more easily generated transgenic animals of any species."

Zinc finger DNA-binding proteins (ZFPs) are the dominant class of naturally occurring transcription factors in organisms from yeast to humans. Transcription factors, which are found in the nucleus of every cell, bind to DNA to regulate gene expression. Though there are many kinds of transcription factors, only ZFPs are amenable to engineering and precise targeting of a particular gene or genes of interest. ZFNs are engineered forms of ZFPs that also contain a nuclease component which can facilitate modification of a target gene of interest.

"The power of ZFN technology was recently demonstrated in a study published in Nature Biotechnology," said Philip Gregory, D.Phil., Sangamo's Vice President for Research. "Using ZFNs in zebrafish, a widely recognized system for human disease modeling and in vivo drug discovery, resulted in the generation of fish in which the ZFN-targeted gene has been eliminated or 'knocked out'. Apart from the mouse, the majority of other animals including zebrafish have historically lacked methods for precision targeted mutagenesis. This publication demonstrates that ZFNs present a powerful solution to this problem with application across virtually any species for any gene."

                                                       Sangamo BioSciences, Inc.
                                                      Point Richmond Tech Center
[SANGAMO LOGO]                                               501 Canal Boulevard
                                                              Richmond, CA 94804
                                                510-970-6000 - 510-236-8951(Fax)
--------------------------------------------------------------------------------

Terms of the Agreement

Under this agreement, Sangamo will provide a non-exclusive, worldwide research license for the use of its proprietary ZFN technology in the development of transgenic animals. In this phase Roche will pay research fees, including research maintenance fees and research event payments. If Roche elects to exercise its option for an exclusive commercial license it will owe Sangamo an option license fee, additional payments upon the achievement of certain clinical development events and royalties on sales of therapeutic and diagnostic products developed by Roche using the ZFN-modified animals.

About the Nature Biotechnology Publication

The work entitled, "Heritable Targeted Gene Disruption in Zebrafish Using Designed Zinc Finger Nucleases" was carried out in collaboration with the laboratory of Sharon Amacher, Ph.D., Associate Professor of Genetics, Genomics and Development at the University of California, Berkeley. The paper and an accompanying commentary appear in the June 2008 print issue of the magazine, Nature Biotechnology, June 2008, vol 26, 6, pp702-708. http://www.nature.com/nbt/journal/v26/n6/abs/nbt1398.html

About Sigma-Aldrich

Sigma-Aldrich is a leading Life Science and High Technology company. Our biochemical and organic chemical products and kits are used in scientific and genomic research, biotechnology, pharmaceutical development, the diagnosis of disease and as key components in pharmaceutical and other high technology manufacturing. We have customers in life science companies, university and government institutions, hospitals, and in industry. Over one million scientists and technologists use its products. Sigma-Aldrich operates in 36 countries and has 7,900 employees providing excellent service worldwide. We are committed to Accelerating Customer Success through Leadership in Life Science, High Technology and Service. For more information about Sigma-Aldrich, please visit our award-winning Web site at www.sigma-aldrich.com

About Sangamo BioSciences, Inc.

Sangamo BioSciences, Inc. is focused on the research and development of novel DNA-binding proteins for therapeutic gene regulation and modification. The most advanced ZFP TherapeuticTM development program is currently in Phase 2 clinical trials for evaluation of safety and clinical effect in patients with diabetic neuropathy. Phase 1 clinical trials are ongoing to evaluate a ZFP Therapeutic for peripheral artery disease. Other therapeutic development programs are focused on HIV/AIDS, neuropathic pain, cancer, nerve regeneration and monogenic diseases. Sangamo's core competencies enable the engineering of a class of DNA-binding proteins known as zinc finger DNA-binding proteins (ZFPs). By engineering ZFPs that recognize a specific DNA sequence Sangamo has created ZFP transcription factors (ZFP TFTM) that can control gene expression and, consequently, cell function. Sangamo is also developing sequence-specific ZFP Nucleases (ZFNTM) for therapeutic gene modification as a treatment for a variety of monogenic diseases, such as X-linked SCID and hemophilia, and for infectious diseases, such as HIV. Sangamo has established strategic partnerships with companies outside of the human therapeutic space including Dow AgroSciences, Sigma-Aldrich Corporation and several companies applying its ZFP Technology to enhance the production of protein pharmaceuticals. For more information about Sangamo, visit the company's web site at http://www.sangamo.com/.

                                                       Sangamo BioSciences, Inc.
                                                      Point Richmond Tech Center
[SANGAMO LOGO]                                               501 Canal Boulevard
                                                              Richmond, CA 94804
                                                510-970-6000 - 510-236-8951(Fax)
--------------------------------------------------------------------------------

This press release may contain forward-looking statements based on Sangamo's current expectations. These forward-looking statements include, without limitation, references to the payment of fees and royalties under the license agreement, development of transgenic species, and the application of Sangamo's ZFP technology in the development of transgenic animals as models of human disease and for drug development. Actual results may differ materially from these forward-looking statements due to a number of factors, including technological challenges, Sangamo's ability to develop commercially viable products and technological developments by our competitors. See the company's SEC filings, and in particular, the risk factors described in the company's Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q. Sangamo assumes no obligation to update the forward-looking information contained in this press release.

Contact
Sangamo BioSciences, Inc.
Elizabeth Wolffe, Ph.D.
510-970-6000, x271
ewolffe@sangamo.com
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Sigma-Aldrich Corporation
Kirk Richter
1-314-286-8004
kirk.richter@sial.com
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